Exhibit 1.2

Pricing Agreement

August 11, 2009

Wells Fargo Securities, LLC

J.P. Morgan Securities Inc.

as Representatives of the Several Underwriters

c/o	Wells Fargo Securities, LLC
375 Park Avenue
4th Floor
New York, New York 10152

J.P. Morgan Securities Inc.
383 Madison Avenue, 28th Floor
New York, NY 10179

Ladies and Gentlemen:

Federal Realty Investment Trust, a Maryland real estate investment trust (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated August 11, 2009 (the “Underwriting Agreement”), between the Company on the one hand and Wells Fargo Securities, LLC and J.P. Morgan Securities Inc., acting for themselves and as representatives of the several Underwriters named in Schedule I hereto (collectively, the “Underwriters”), on the other hand, to issue and sell to the Underwriters, the Shares specified in Schedule II hereto (the “Designated Shares”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus and the General Disclosure Package in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined) and the General Disclosure Package (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the General Disclosure Package and the Prospectus as amended or supplemented relating to the Designated Shares which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

A supplement to the Prospectus relating to the Designated Shares, in the form heretofore delivered to you, is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the Time of Delivery and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of Initial Shares (as defined in Schedule II hereto) set forth opposite the name of such Underwriter in Schedule I hereto.

In addition, subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company hereby grants an option to the Underwriters to purchase, severally and not jointly, up to the number of Option Shares (as defined in Schedule II hereto) specified in Schedule II hereto at the place and purchase price to the Underwriters set forth in Schedule II hereto and at the Option Closing Time specified by the Representatives as provided below. The option hereby granted will expire at 11:59 p.m. (New York City time) on the 30th day after the date of this Pricing Agreement and may be exercised once, in whole or in part, for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Shares upon notice by the Representatives to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the Option Closing Time for such Option Shares. Any such Option Closing Time shall be determined by the Representatives but shall not be later than seven full business days after the exercise of such option nor in any event prior to the Time of Delivery. If the option is exercised as to all or any portion of the Option Shares, each of the Underwriters, acting severally and not jointly, will be obligated to purchase that proportion of the total number of Option Shares then being purchased which the number of Initial Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Initial Shares (subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares), and the Company shall be obligated to issue and sell such Option Shares to the several Underwriters, in each case subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated by reference herein.

The obligations of the Underwriters under this Pricing Agreement and the Underwriting Agreement incorporated herein are several and not joint.

The Company hereby agrees to reimburse the Underwriters for their reasonable out-of-pocket expenses incurred in connection with the offering.

This Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York.

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If the foregoing is in accordance with your understanding, please sign and return this Pricing Agreement to us, and upon acceptance hereof by you, this Pricing Agreement and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between the Underwriters and the Company.

Very truly yours,

FEDERAL REALTY INVESTMENT TRUST

By:	/s/ Andrew P. Blocher
	Name:	Andrew P. Blocher
	Title:	Senior Vice President-Chief Financial Officer and Treasurer

Accepted as of the date hereof:

WELLS FARGO SECURITIES, LLC

J.P. MORGAN SECURITIES INC.

For themselves and as Representatives of the several Underwriters named in Schedule I to this Pricing Agreement.

By:	Wells Fargo Securities, LLC		By:	J.P. Morgan Securities Inc.

By:	/s/ David Herman		By:	/s/ Eddy Allegaert
	Name:	David Herman		Name:	Eddy Allegaert
	Title:	Director		Title:	Executive Director

SCHEDULE I

Underwriter	Number of Initial Shares to be Purchased
Wells Fargo Securities, LLC	624,600
J.P. Morgan Securities Inc.	537,850
RBC Capital Markets Corporation	260,250
Raymond James & Associates, Inc.	104,100
Robert W. Baird & Co. Incorporated	69,400
Janney Montgomery Scott LLC	69,400
Morgan Keegan & Company, Inc.	69,400
Total	1,735,000

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SCHEDULE II

Title of Designated Shares:	Common Shares of Beneficial Interest

Number of Designated Shares:	1,995,250 shares. The Designated Shares consist of an aggregate of 1,735,000 Designated Shares (the “Initial Shares”) that the Underwriters have agreed, severally and not jointly, to purchase and that the Company has agreed to sell and an aggregate of up to 260,250 Designated Shares (the “Option Shares”) that the Underwriters have the option to purchase, severally and not jointly, from the Company, all subject to the terms and conditions set forth in this Pricing Agreement and the Underwriting Agreement incorporated by reference herein.

Purchase Price per Share for Designated Shares to be Paid by the Underwriters:	$55.20 per share; provided, however, that the purchase price per share for any Option Shares purchased by the Underwriters shall be reduced by an amount per share equal to the aggregate amount per share of any dividends or distributions declared, paid or payable with respect to the Initial Shares but not payable with respect to such Option Shares.

Initial Offering Price to Public per Share for Designated Shares:	$57.50 per share.

Applicable Time:	8:00 a.m. (Eastern Time) on August 11, 2009 or such other time as agreed by the Company and the Underwriters.

Preliminary Prospectus Supplement:	August 10, 2009.

Specified funds for payment of purchase price:	Wire transfer of immediately available funds.

Liquidation Preference Per Share for Designated Shares, if applicable:	N/A

Dividend Payment Dates, if applicable:	As may be specified from time to time by the Company’s Board of Trustees

Redemption provisions, if applicable:	N/A

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Sinking fund requirements, if applicable:	N/A

Names of Underwriters:

Wells Fargo Securities, LLC

J.P. Morgan Securities Inc.

RBC Capital Markets Corporation

Raymond James & Associates, Inc.

Robert W. Baird & Co. Incorporated

Janney Montgomery Scott LLC

Morgan Keegan & Company, Inc.

Address for Notices, etc.:

Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

Attention: Equity Syndicate Department

Facsimile No.: 212-214-5918

J.P. Morgan Securities Inc.

383 Madison Avenue, 28th Floor

New York, NY 10179

Other Terms:	N/A

Time of Delivery:	9:00 a.m. (New York City time) on August 14, 2009

Closing Location:	Sidley Austin LLP 787 Seventh Avenue New York, NY 10019

Place of Delivery of Designated Shares:	New York, New York

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SCHEDULE III

List of Persons Subject to Lock-Up

Donald C. Wood

Andrew P. Blocher

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